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                                                             EXHIBIT 8a





                               CUSTODIAN CONTRACT

                                    Between

                      OLD MUTUAL SOUTH AFRICA EQUITY TRUST

                                      and

                      STATE STREET BANK AND TRUST COMPANY


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                               CUSTODIAN CONTRACT

        This Contract is made as of the 23rd day of October, 1995 by and between OLD MUTUAL SOUTH AFRICA EQUITY TRUST, a trust organized and existing under the laws of The Commonwealth of Massachusetts with its registered office at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts, U.S.A. (the "Custodian").

        WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.  Employment of Custodian and Property to be Held by It

        The Fund hereby employs the Custodian as the custodian of its assets, including securities which it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Declaration of Trust of the Fund dated as of September 1, 1995 (the "Declaration of Trust"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such beneficial interests ("Beneficial Interests") of the Fund as may be issued, increased or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

        Upon receipt of "Proper Instructions" (within the meaning of Article
5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The foregoing provision shall not be construed to limit the liability of the Custodian for the acts or omissions of a sub-custodian to amounts actually recovered from such sub-custodians. The Custodian may employ as sub-custodian for the Fund's foreign securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3. The Custodian shall not be liable for losses arising from the bankruptcy, insolvency or receivership of any sub-custodian, except to the extent any such loss results from the negligence or wilful misconduct


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of the Custodian.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11. Non-cash property of the Fund held by the Custodian hereunder shall be segregated in such a manner that said property will not be subject to the claims of creditors of the Custodian.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;


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 6)  To the issuer thereof, or its agent, for transfer into the name of the
     Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
     Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

 7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

 8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

 9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of

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           1934 (the "Exchange Act") and a member of The National Association of
           Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

      14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of Beneficial Interests in connection with distributions in kind, as may be described from time to time in the Fund's currently effective registration statement under the Investment Company Act of 1940 (the "Registration Statement"), in satisfaction of requests by holders of Beneficial Interests for repurchase, decrease or redemption; and

      15) For any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer and certified by the Secretary or an Assistant Secretary, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such


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        securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Beneficial Interests of the Fund which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.


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2.7     Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

        1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose pursuant to Section 2.9) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions as defined in Article 5;

        2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

        3) For payment of the amount of dividends received in respect of securities sold short;

        4) For any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made;



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        In connection with the following type of expenses, the Custodian shall make payments upon Proper Instructions from the Fund from an account of the Fund controlled from outside of the United States:

        5) For the redemption, decrease or repurchase of Beneficial Interests issued by the Fund as set forth in Section 4 hereof;

        6) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; and

        7) For the payment of any dividends or distributions declared pursuant to the governing documents of the Fund.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of securities in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. With the prior consent of the Fund, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2, as may be agreed between the Custodian and the Fund from time to time; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities hereunder. The Custodian shall be responsible for the fees and expenses of any such agent, except as otherwise provided in the written fee schedule between the Custodian and the Fund.

2.10 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and


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Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

  1) The Custodian may keep domestic securities of the Fund in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

  2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

  3) The Custodian shall pay for domestic securities purchased for the account of the Fund in a U.S. Securities System upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund in a U.S. Securities System upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the investment adviser to the Fund (the "Investment Adviser"), and if requested by the Fund, the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Investment Adviser, and if requested by the Fund, the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

  4) The Custodian shall provide the Investment Adviser, and if requested by the Fund, the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

  5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 14 hereof;

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       6)  Anything to the contrary in this Contract notwithstanding, the
           Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

       1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

       2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

       4) The Custodian shall pay for securities purchased for the account of the Fund in the Direct Paper System upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall tranfer securities sold for the account of the Fund in the Direct Paper System upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

       5) The Custodian shall furnish the Investment Adviser, and if requested by the Fund, the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Investment Adviser, and if requested by the Fund, the Fund copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Fund;

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       6)  The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Investment Adviser, and if requested by the Fund, the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15  Communications Relating to Fund Securities. Subject to the provisions of
      Section 2.3, the Custodian shall transmit promptly to the Investment Adviser, and if requested by the Fund, the Fund all written information (including, without limitation, pendency of calls and

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     maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the domestic securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Investment Adviser, and if requested by the Fund, the Fund all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall procure that the Custodian is notified at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph(c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by the Custodian and each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Funds shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the Custodian or by the foreign banking institutions serving


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     as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a Foreign Sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the Foreign Sub-custodian be held separately from any assets of the Foreign Sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in
     Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7  Reports by Custodian.  The Custodian will supply to the Investment
     Adviser, and if requested by the Fund, the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

     (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities, except for liabilities resulting from the negligence or misfeasance of such sub-custodian or nominee.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly after written request, the Custodian shall be entitled to utilize available cash and to dispose of such Funds assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Funds assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said

        Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

        (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof (except taxes attributable to the domicile of the Custodian in Massachusetts and in such case the Custodian shall notify the Fund). It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4. Payments for Repurchases or Redemptions and Sales of Beneficial Interests of the Fund

        From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available to the Fund at an account of the Fund controlled from outside of the United States for payment to holders of Beneficial Interests who have delivered to the Transfer Agent a request for redemption, decrease or repurchase of their Beneficial Interests. In connection with the redemption, decrease or repurchase of Beneficial Interests of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming Beneficial Interest holders. In connection with the redemption, decrease or repurchase of Beneficial Interests of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Beneficial Interests, which checks have been furnished by the Fund to the holder of Beneficial Interests, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

        The Custodian shall receive from the placement agent for the Fund's Beneficial Interests or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Beneficial Interests of that Fund issued, increased or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Beneficial Interests of the Fund.

5.      Proper Instructions

        Proper Instructions as used herein means a writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered
Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12. The Fund may by written notice to the Custodian remove the right of the Investment Adviser to give Proper Instructions. Following receipt of such notice the Custodian shall act only upon the instruction of the Fund and such other persons as may be specified from time to time by Proper Instructions.

6.      Actions Permitted without Express Authority

        The Custodian may in its discretion, without express authority from the
Fund:

        1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

        2) surrender securities in temporary form for securities in definitive form;

        3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

        4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

7.      Evidence of Authority

        The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

        The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of the Fund and/or compute the book capital accounts of the outstanding Beneficial Interests of the Fund.

9.      Records and Reports

        The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.     Opinion of Fund's Independent Accountant

        The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission, provided that the books and records of the Fund shall be audited outside of the United States.

11.     Reports to Fund by Independent Public Accountants

        The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.     Compensation of Custodian

        The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

13.     Responsibility of Custodian

        So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall exercise reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of outside counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct or a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages (except a work stoppage by employees of the Custodian which is not part of a more general labor stoppage), natural disasters or other similar events or acts; (ii) errors by the Fund or the Investment Adviser in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System;
(iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge or registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof having appropriate jurisdiction or of any court of competent jurisdiction.

        If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment by the Custodian of its own money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund upon request of the Custodian, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

        If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly after written request, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

        In no event shall the Custodian be liable for indirect, special or consequential damages.

14.     Computerized Reporting Services.

        14.1 Protection of Equipment, Confidential or Proprietary Programs and Information. The Fund agrees to use the equipment, computer programs and other information supplied by the Custodian under this Agreement solely for its own internal use and benefit and not for resale or other transfer or disposition to, or use by or for the benefit of, any other person or organization without the prior written approval of the Custodian.

        The Fund acknowledges that the data bases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to the Fund by the Custodian constitute copyrighted trade secrets or proprietary information of substantial value to the Custodian. Such data bases, programs and other information are collectively referred to below as "Proprietary Information". The Fund agrees that it shall treat all Proprietary Information as proprietary to the Custodian and that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

        (1) to use such programs and data bases (i) solely on the Custodian's computers, (ii) solely from equipment at Fund locations agreed to between the Fund and the Custodian and (iii) solely in accordance with the Custodian's applicable user documentation;

        (2) to use equipment supplied by the Custodian solely with programs supplied by the Custodian and no other programs or software;

        (3) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on Custodian's computers) any part of any Proprietary Information, provided, however, that the Fund may copy or duplicate Proprietary Information to the extent incorporated in any computer generated print-out or other written report containing Customer Data for internal use consistent with this

                Agreement but only to the extent necessary to copy or duplicate such Customer Data;

        (4) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Fund, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;

        (5) to refrain from causing or allowing information transmitted from the Custodian's computer to the Fund's terminals to be retransmitted to another computer, terminal or other device;

        (6) that the Fund shall have access to only those authorized transactions as agreed to between the Fund and the Custodian; and

        (7) to honor reasonable written requests made by the Custodian to protect at the Custodian's expense the rights of the Custodian in Proprietary Information at common law, under the Federal copyright statutes and under other Federal and state statutes.

        Notwithstanding anything in this Section 14 to the contrary, the Fund may disclose Proprietary Information, (i) if and to the extent required to do so by applicable law or pursuant to an order of a court of competent jurisdiction or other governmental agency having appropriate authority, in which case the Fund shall, to the extent possible, provide the Custodian with timely notice prior to any such disclosure and (ii) if and to the extent such information has become public other than as a result of a breach of this Agreement by the Fund or any officer, trustee, employee or agent of the Fund.

        14.2 Fund Acknowledgement. The Fund hereby acknowledges that the data and information it may access from the Custodian utilizing the computerized reporting services will be unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating account information and other causes for which Custodian will not be liable to the Fund.

15.     Effective Period, Termination and Amendment

        This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing by the Fund and not sooner than one hundred twenty (120) days after the date of such delivery or mailing by the Custodian; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Notwithstanding the foregoing, the Fund may terminate this Agreement with immediate effect by written notice to the Custodian in the event that the Initial Closing (as such term is defined in the Registration Statement) is cancelled without postponement to a later date.

        Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as provided in the written fee schedule between the Fund and the Custodian.

16.     Successor Custodian

        If a successor custodian shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

        If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

        In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $200,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, and until a successor custodian shall be named by the Fund, such bank or trust company shall be the successor of the Custodian under this Contract.

        In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.     Interpretive and Additional Provisions

        In connection with the operation of this Contract, the Custodian and the Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.     Massachusetts Law to Apply

        This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without regard for any choice of law rules that would require application of the laws of another jurisdiction.

19.     Prior Contracts

        This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

20.     Assignment

        This Contract may not be assigned by the Custodian without the written consent of the Fund.

21.     Confidentiality

        None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any non-public information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed in connection with this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

22.     Notices

        Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:    Old Mutual South Africa Equity Trust
                Richmond House
                12 Par-la-Ville Road
                Hamilton, HM 11
                Bermuda
                Attention: J.C.R. Collis
                Telephone: 809-295-1422
                Telecopy: 809-295-4720

To the Custodian:       State Street Bank and Trust Company
                        1776 Heritage Drive
                        North Quincy, Massachusetts, U.S.A.
                        Attention: Thomas Muscarella
                        Telephone: 617-985-9808
                        Telecopy: 617-537-5173

        Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

23.     Limitation on Liability of Trustees

        This Agreement is executed and made by the Trustees of the Fund not individually, but as trustees under the Declaration of Trust of the Fund dated as of September 1, 1995, and the obligations of this Agreement are not binding upon any of such Trustees individually.

24.     Shareholder Communications Election

        Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES /  /    The Custodian is authorized to release the Fund's name, address, and share positions.

NO  /  /    The Custodian is not authorized to release the Fund's name, address, and share positions.

                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the day and year first written above.


ATTEST                                 OLD MUTUAL SOUTH AFRICA EQUITY TRUST



      M.J. Levett                      By          William Langley
--------------------------------          ---------------------------------
                                          Its: Treasurer


ATTEST                                 STATE STREET BANK AND TRUST COMPANY


     Glenn Francis                     By          K.C. Cuocolo
--------------------------------          ---------------------------------
                                          Its: Senior Vice President

                                   Schedule A

        The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of Old Mutual South Africa Equity Trust for use as sub-custodians for the Fund's securities and other assets:


                   (Insert banks and securities depositories)


Certified:



--------------------------
Fund's Authorized Officer


Date:_____________________

                                                                      EXHIBIT 1


                             SUBCUSTODIAN AGREEMENT

        AGREEMENT made this ____ day of __________________, 19 __, between State Street Bank and Trust Company, a Massachusetts trust company (hereinafter referred to as the "Custodian"), having its principal place of business at 225 Franklin Street, Boston, MA, and __________________________ (hereinafter referred to as the "Subcustodian"), a _____________________ organized under the laws of ________________________ and having an office at _____________________.

        WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

        WHEREAS, Custodian wishes to establish Account (the "Account") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

        WHEREAS, Subcustodian agrees to establish the Account and to hold and maintain all Property in the Account in accordance with the terms and conditions herein set forth.

        NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.      The Account

        A.      Establishment of the Account.   Custodian hereby requests that
Subcustodian establish for each client of the Custodian an Account which shall be composed of:

                1. A Custody Account for any and all Securities (as hereinafter defined) from time to time received by Subcustodian therefor, and

                2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.

        B.      Use of the Account.     The Account shall be used exclusively
to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for Custodian's own interest, Securities and such Cash or cash equivalents as are transferred to Subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

        C. Transfer of Property in the Account. Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

        D. Ownership and Segregation of Property in the Account. The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to Custodian on behalf of Custodian's customers, and not for Custodian's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

        E. Registration of Securities in the Account. Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of Subcustodian or in the name of Subcustodian's nominee, unless alternate Instructions are furnished by Custodian.

II.  Services to Be Provided By the Subcustodian

        The services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

        A. Services Performed Pursuant to Instructions. All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Custodian's Instructions as that term is defined in Paragraph VI hereof, except those described in paragraph B below.

        B. Services to Be Performed Without Instructions. Subcustodian will, unless it receives Instructions from Custodian to the contrary:

                1. Collect Cash. Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

                2. Exchange Securities. Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

                3. Sale of Rights and Fractional Interests. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, Subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

                4. Execute Certificates. Execute in Custodian's name for the Account, whenever Subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the account.

                5. Pay Taxes and Receive Refunds. To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any foreign withholding tax, relating to the Account and to execute any declaration, affidavits, or certificates of ownership which may be necessary in connection therewith.

                6. Prevent Losses. Take such steps as may be reasonably necessary to secure or otherwise prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

        C.      Additional Services.

                1. Transmission of Notices of Corporate Action. By such means as will permit Custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

                2. Communications Regarding the Exercise of Entitlements. Upon request by Custodian, Subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices, proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

        3. Monitor Financial Service. In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III.    Use of Securities Depository

Subcustodian may, with the prior written approval of Custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities or equivalent book entries
in                , or (b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository"), provided however, that, while so maintained, such Securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Subcustodian on its premises.

IV.     Claims Against Property in the Account

The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Custodian has had a reasonable time to respond to such notice.

V.      Subcustodian's Warranty

Subcustodian represents and warrants that:

        (A) It is a branch of a "qualified U.S. bank" or an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

        (B) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI.     Definitions

        A.      Instructions. The term "Instructions" means:

                1. instructions in writing signed by authorized individuals designated as such by Custodian;

                2. telex or tested telex instructions of Custodian;

                3. other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and

                4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which Subcustodian believes in good faith to have been given by Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which Custodian may specify.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practice.

        B. Account. The term "Account" means collectively the Custody Account, and the Deposit Account.

        C. Securities. The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII.    Miscellaneous Provisions

        A. Statements Regarding the Account. Subcustodian will supply Custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply Custodian an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such Securities.

        B. Examination of Books and Records. Subcustodian agrees that its books and records relating to the Account and Subcustodian's actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of Custodian including (to the extent permitted under the law of _____________) the independent public accountants for any customer of Custodian whose property is being held hereunder and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

As Custodian may reasonably request from time to time, Subcustodian will furnish its auditor's reports on its system of internal controls, and Subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

        C. Standard of Care. In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises over its own assets, provided that Subcustodian shall exercise at least the degree of care and maintain adequate insurance as expected of a prudent professional Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Account. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall also indemnify and hold harmless Custodian and each of Custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

Subcustodian shall be responsible for complying with all provisions of the law of _________________, or any other law, applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

        D. Loss of Cash or Securities. Subcustodian agrees that, in the event of any loss of Securities or Cash in the Account, Subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

        E. Compensation of Subcustodian. Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

        F. Operating Requirements. The Subcustodian agrees to follow such Operating Requirements as the Custodian may establish from time to time. A copy of the current Operating Requirements is attached as Attachment B to this Agreement.

        G. Termination. This Agreement may be terminated by Subcustodian or Custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or Custodian, shall be followed within 60 days by Instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions, Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

        H. Notices. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

        To Subcustodian:


        To Custodian:           State Street Bank and Trust Company
                                Securities Operations/
                                Network Administration
                                P.O. Box 1631
                                Boston, MA 02105

        I. Confidentiality. Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws, requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which Custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written consent.

        J. Assignment. This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

        K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of ____________. To the extent inconsistent with this Agreement or Custodian's Operating Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.


CUSTODIAN: STATE STREET BANK AND TRUST COMPANY

By:____________________

Date:__________________


AGREED TO BY SUBCUSTODIAN

_______________________

By:____________________

Date:__________________

                                                                    SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                      1995



COUNTRY                 SUBCUSTODIAN                            CENTRAL DEPOSITORY
-------                 ------------                            ------------------
Argentina               Citibank, N.A.                          Caja de Valores S.A.

Australia               Westpac Banking                         Austraclear Limited;
                        Corporation
                                                                Reserve Bank Information and
                                                                Transfer System (RITS)

Austria                 GiroCredit Bank                         Oesterreichische
                        Aktiengesellschaft                      Kontrollbank AG
                        der Sparkassen

Bangladesh              Standard Chartered Bank                 None

Belgium                 Generale Bank                           Caisse Interprofessionnelle
                                                                de Depots et de Virements
                                                                de Titres S.A. (CIK);

                                                                Banque Nationale de Belgique

Botswana                Barclays Bank of Botswana Limited       None

Brazil                  Citibank, N.A.                          Bolsa de Valores de Sao Paulo
                                                                (Bovespa);

                                                                Banco Central do Brasil,
                                                                Systema Especial de Liquidacao
                                                                e Custodia (SELIC)

Canada                  Canada Trustco                          The Canadian Depository
                        Mortgage Company                        for Securities Limited (CDS)

Chile                   Citibank, N.A.                          None


                         STATE STREET BANK AND TRUST COMPANY
                               GLOBAL CUSTODY NETWORK
                              FOR MUTUAL FUND CLIENTS
                                       1995



COUNTRY                   SUBCUSTODIAN                              CENTRAL DEPOSITORY
-------                   ------------                              ------------------

China                     The Hongkong and Shanghai                 Shanghai Securities Central
                          Banking Corporation Limited               Clearning and Registration
                                                                    Corporation (SSCCRC);

                                                                    Shenzhen Securities Registrars
                                                                    Co., Ltd. and it designated
                                                                    agent banks

Colombia                  Cititrust Colombia S.A.                   None
                          Sociedad Fiduciaria


Cyprus                    Barclays Bank PLC                         None


Czech Republic            Ceskoslovenska Obchodni                   Stredisko Cennych Papiru (SCP);
                          Banka A.S.
                                                                    Czech National Bank (CNB)


Denmark                   Den Danske Bank                           Vaerdipapircentralen -
                                                                    The Danish Securities
                                                                    Center (VP)


Egypt                     National Bank of Egypt                    None


Finland                   Kansallis-Osake-Pankki                    The Central Share Register of
                                                                    Finland


France                    Banque Paribas                            Societe Interprofessionnelle
                                                                    pour la Compensation des
                                                                    Valeurs Mobilieres (SICOVAM);

                                                                    Banque de France,
                                                                    Saturne System


Germany                   Berliner Handels-                         The Deutscher Kassenverein AG
                          und Frankfurter Bank


Ghana                     Barclays Bank of Ghana Limited            None

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                      1995


COUNTRY             SUBCUSTODIAN                               CENTRAL DEPOSITORY
-------             ------------                               ------------------
Greece              National Bank of                           The Central Securities Depository
                    Greece S.A.                                (Apothetirio Titlon A.E.)

Hong Kong           Standard Chartered Bank                    The Central Clearing and
                                                               Settlement System (CCASS)

Hungary             Citibank Budapest Rt.                      None

India               The Hongkong and Shanghai                  None
                    Banking Corporation Limited

Indonesia           Standard Chartered Bank                    None

Ireland             Bank of Ireland                            None;

                                                               The Central Bank of Ireland,
                                                               The Gilt Settlement Office (GSO)

Israel              Bank Hapoalim B.M.                         The Clearing House of the
                                                               Tel Aviv Stock Exchange

Italy               Morgan Guaranty Trust                      Monte Titoli S.p.A.;
                    Company
                                                               Banca d'Italia

Japan               Sumitomo Trust                             None;
                    & Banking Co., Ltd.
                                                               Bank of Japan Net System

Jordan             The British Bank of the Middle East         None

Kenya              Barclays Bank of Kenya Limited              None

Korea              Bank of Seoul                               Korea Securities Depository (KSD)

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                      1995



COUNTRY             SUBCUSTODIAN                    CENTRAL DEPOSITORY


Malaysia            Standard Chartered Bank         None
                    Malaysia Berhad

Mexico              Citibank, N.A.                  S.D. INDEVAL, S.A. de C.V.
                                                    (Instituto para el Deposito
                                                    de Valores);

                                                    Banco de Mexico

Morocco             Banque Commerciale du Maroc     None

Netherlands         MeesPierson N.V.                Nederlands Centraal
                                                    Instituut voor Giraal
                                                    Effectenverkeer B.V.
                                                    (NECIGEF)

New Zealand         ANZ Banking Group               None:
                    (New Zealand) Limited
                                                    The Reserve Bank of
                                                    New Zealand,
                                                    Austraclear NZ

Norway              Christiania Bank og             Verdipapirsentralen -
                    Kreditkasse                     The Norwegian Registry
                                                    of Securities (VPS)

Pakistan            Deutsche Bank AG                None

Peru                Citibank, N.A.                  Caja de Valores (CAVAL)

Philippines         Standard Chartered Bank         None

Poland              Citibank Poland S.A.            The National Depository
                                                    of Securities (Centrum
                                                    Krajowego Depozytu
                                                    Papierow Wartos ciowych)

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                      1995


COUNTRY                  SUBCUSTODIAN                    CENTRAL DEPOSITORY


Portugal                Banco Comercial Portugues       Central de Valores
                                                        Mobiliarios (Central)

Singapore               The Development Bank            The Central Depository
                        of Singapore Ltd.               (Pte) Limited (CDP)

South Africa            Standard Bank of                None
                        South Africa Limited

Spain                   Banco Santander, S.A.           Servicio de Compensacion y
                                                        Liquidacion de Valores (SCLV);

                                                        Banco de Espana,
                                                        Anotaciones en Cuenta

Sri Lanka               The Hongkong and Shanghai       The Central Depository
                        Banking Corporation Limited     System (Pvt) Limited

Sweden                  Skandinaviska Enskilda          Vardepapperscentralen -
                        Banken                          The Swedish Securities Register
                                                        Center (VPC)

Switzerland             Union Bank of Switzerland       Schweizerische Effekten -
                                                        Giro AG (SEGA)

Taiwan                  Central Trust of China          The Taiwan Securities
                                                        Central Depository
                                                        Company, Ltd. (TSCD)

Thailand                Standard Chartered Bank         The Share Depository Center
                                                        (SDC)

Turkey                  Citibank, N.A.                  Istanbul Stock Exchange
                                                        Settlement and Custody Co. Inc.
                                                        (I.M.K.B. Takas ve Saklama A.S.)


                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUNDS CLIENTS
                                      1995


COUNTRY             SUBCUSTODIAN                          CENTRAL DEPOSITORY

United Kingdom      State Street Bank and                 None;
                    Trust Company

                                                          The Bank of England,
                                                          The Central Gilts Office (CGO);
                                                          The Central Moneymarkets Office (CMO)

Uruguay             Citibank, N.A.                        None

Venezuela           Citibank, N.A.                        None

Zambia              Barclays Bank of Zambia Limited       None

Zimbabwe            Barclays Bank of Zimbabwe Limited     None